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                                                                   EXHIBIT 10.26


                           ASSIGNMENT AND ASSUMPTION OF
                        AND AMENDMENT TO LEASE AGREEMENT


         This Assignment and Assumption of and Amendment to Lease Agreement ("Agreement"), is made effective this 24th day of May, 2000 ("Effective Date"), by and among G&R, Inc, a Georgia corporation ("Landlord"), MALG, Inc., a Georgia corporation ("Assignor") and K&G Men's Center, Inc., a Delaware corporation ("Assignee").

         WHEREAS, by lease agreement dated May 1, 1999 between Landlord and Assignor "Lease"), Landlord leased to Assignor and Assignor leased from Landlord a premises located at 1777 Ellsworth Industrial Boulevard, Atlanta, Georgia 30318 ("Demised Premises");

         WHEREAS, subject to the terms and conditions contained herein, as of the Effective Date, the parties agree to amend the Lease, Assignor agrees to assign this Lease to Assignee and Assignee agrees to assume all obligations under the Lease and Landlord consents to such assignment, assumption and amendment;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, as of the Effective Date, the parties agree as follows:

         I. AMENDMENT TO LEASE. The Lease is hereby amended as follows:

         A. Paragraph 2. Paragraph 2 of the Lease is amended to add a second five (5) year option to extend the Term ("Second Extended Term"), which option shall be exercised by giving written notice of same to Landlord no later than six (6) months prior to expiration of the Extended Term. Base Rent during the Second Extended Term shall be at Fair Market Value. The Fair Market Value shall be determined as follows:

         (1) Appraisal Method to Determine Fair Market Value of Base Rent.

                  (a) Appraisal. If within thirty (30) days after Tenant's exercise of its option for the Second Extended Term, the parties cannot agree upon the Base Rent to be paid at the commencement of the Second Extended Term, then, within thirty (30) days thereafter, each party, at its own cost, and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser or licensed real estate broker familiar with similar properties in the market area of the Demised Premises to determine the Fair Market Value of the Base Rent for such term. If a party does not appoint an appraiser within such thirty (30) day period, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent for the Second Extended Term.

                  (b) Meeting. If two (2) appraisers are chosen pursuant to subparagraph (a) above, the appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and, if within forty five (45) days after such first meeting the two (2) appraisers shall be unable to agree, they shall, as an express condition of their respective employment, appoint a third appraiser who shall be a competent and impartial person with qualifications similar to those required of the first two (2) appraisers. If they are unable to agree upon such appointment within




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five (5) days after expiration of said forty-five (45) day period, the third appraiser shall be selected by the parties, if they can agree thereon, within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by a Judge of the Fulton County Superior Court, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three (3) appraisers shall decide the dispute if it has not previously been resolved by following the procedure set forth in subparagraph (c) below.

                  (c) Procedure. Where an issue cannot be resolved by either agreement between the two (2) appraisers selected by the parties or settlement between the parties, the issue shall be resolved by the three (3) appraisers in accordance with the following procedure. No later than thirty (30) days before the expiration of the Extended Term, the appraiser selected by each of the parties shall state in writing his or her determination of the-then fair market value for the Base Rent for the Demised Premises, supported by the reasons therefor. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third appraiser shall be to select, no later than fifteen (15) days before the expiration of the Extended Term, which of the two (2) proposed resolutions most closely approximates his or her determination of the-then Fair Market Value of the Base Rent for the Demised Premises. The third appraiser shall have no right to propose a middle ground or any modification of either of the two (2) proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the appraisers and be final and binding upon the parties.

                  (d) Failure to Act. Upon a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by him or her, but in the case of the third appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third appraiser. The appraisers shall attempt to decide the issue within ten (10) days after the appointment of the third appraiser. Each party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the third appraiser, if any. Each party shall bear its own attorneys' fees and expenses.

                  (e) Determination After Commencement of Second Extended Term. In the event that the Fair Market Value of the Base Rent for the Second Extended Term is not established prior to the first day of the Second Extended Term, then Tenant shall continue to pay as Base Rent the Base Rent in effect during the last month of the Extended Term until such time as a determination of Fair Market Value of such Base Rent has been made. Within fifteen (15) days following such determination, Tenant shall pay to Landlord, or Landlord shall refund to Tenant, the difference, if any, between Base Rent paid during such period and Base Rent determined for the Second Extended Term, plus interest, at LIBOR plus one percent (1%), calculated from the first day of the Second Extended Term until the date of such payment or repayment.

         B. Paragraph 4. Paragraph 4 of the Lease is amended to provide that neither a late charge nor interest shall be assessed unless a delinquent payment is not received within five (5) days after receipt of written notice of non-payment; provided, however, that Landlord shall not be required to provide more than two (2) such notices in any calendar year during the Term, including extensions.



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         C. Paragraph 5. Paragraph 5 of the Lease is amended to provide that the
Demised Premises may be used for any legal retail use.

         D. Paragraph 7. Paragraph 7 of the Lease is hereby amended to insert the following:

         "Notwithstanding the foregoing (or anything contained elsewhere in the Lease to the contrary), Tenant's obligation to repair, replace and/or otherwise maintain the parking lot, structural walls (interior and exterior), foundation, roof, and HVAC system and to comply with governmental codes, regulations or statutes relating to the Demised Premises [collectively, "Structural Maintenance"] shall not exceed Two Hundred Thousand Dollars ($200,000.00) during each five (5) year period of the Term, including extensions (i.e., May 1, 1999-April 30, 2004 (prorated from the Effective Date through the end of the Term); May 1, 2004-April 30, 2009; May 1, 2009-April 30, 2014) ["Tenant's Maintenance Cap"]. Only those costs incurred by Tenant for Structural Maintenance shall be included in the calculation of Tenant's Maintenance Cap. Any Structural Maintenance required for the Demised Premises in excess of Tenant's Maintenance Cap shall be performed and paid for by Landlord. Tenant shall provide to Landlord an annual accounting of Structural Maintenance costs incurred during each lease year, or partial lease year. Additionally, Tenant agrees that it shall obtain no fewer than two (2) bids for any Structural Maintenance cost item in excess of Ten Thousand Dollars ($10,000.00)."

         E. Paragraph 9(a). Paragraph 9(a) of the Lease is amended to delete Landlord's right to approve Tenant's insurance carrier; provided, however, that such carrier maintain a Best's Insurance Guide Rating of at least A-:IX.

         F. Paragraph 9(b). Paragraph 9(b) of the Lease is deleted in its entirety and the following inserted in its stead:

         "(b) Tenant shall carry fire and extended coverage insurance in the amount of the full replacement value of its tenant improvements and personal property on or in the Demised Premises."

         G. Paragraph 9.A. Paragraph 9.A. is inserted into the Lease, as follows:

         "9.A. Landlord's Property Damage Insurance. Landlord shall at all times during the Term, including extensions, carry fire and extended coverage insurance covering the Demised Premises against (i) loss or damage by fire, lightning, vandalism, malicious mischief and flood, (ii) such other hazards as are presently included in so-called "all risk" replacement cost insurance, and (iii) any other insurance hazards as, under good insurance practices, from time to time, are insured against for properties of similar character and location. The amount of such insurance shall not be less than the full replacement cost of





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         the building and improvements on the Demised Premises without deduction for depreciation. Tenant shall reimburse Landlord the cost of the premium for such insurance within thirty (30) days following receipt of a copy of the premium statement and a certificate of insurance."

         H. Paragraph 11. Paragraph 11 of the Lease is deleted in its entirety and the following inserted in its stead:

         "If the Demised Premises, or any portion thereof, are damaged or destroyed by fire, flood, tornado or other casualty, Landlord shall promptly commence and thereafter diligently proceed to repair the Demised Premises. During such period of repair, this Lease shall remain in full force and effect; provided, however, that Base Rent shall be abated to the extent that the Demised Premises is untenantable. Following Landlord's repair work, Tenant shall repair and/or replace all trade fixtures, furniture and equipment in the Demised Premises which are damaged by such casualty. In the event that such casualty occurs during the last two (2) years of the Term and the period required to repair the Demised Premises exceeds six (6) months, Tenant may elect to terminate this Lease upon written notice, which notice shall be given within twenty (20) days following the expiration of said six (6) month period."

         I. Paragraph 15(a)(iv). Paragraph 15(a)(iv) of the Lease is deleted in its entirety and the following inserted in its stead:

         "(iv) If Tenant fails to pay an installment of Rent when same shall become due and payment and such failure continues for a period of ten
         (10) days following receipt of written notice from Landlord; provided, however, that Landlord shall only be obligated to provide three (3) such notices in any calendar year of the Term, including extensions."

         M. Paragraph 15.A. Paragraph 15.A. is inserted into the Lease, as follows:

         "15.A. Landlord Defaults. Except in the case of an emergency, in which event immediate action shall be required by Landlord, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Demised Premises whose name and address shall have theretofore been furnished to Tenant in writing; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If the default by Landlord has not been cured within the time limits prescribed herein, Tenant may, along with any other remedies available at law or in equity, terminate the Lease as a result of Landlord's default, or offset any claimed amount against any minimum or additional Rent as it becomes due."




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         N. Paragraph 17. Paragraph 17 of the Lease is hereby amended as follows:

         (1) To provide that upon notice to, but without Landlord's consent, Tenant may assign or sublet this Lease to a parent, subsidiary or affiliated entity; and

         (2) To provide that a transfer of this Lease in the event of a sale or other transfer of all or substantially all of the stock and/or assets of Tenant shall not be deemed an assignment or sublet.

         O. Paragraph 20. Paragraph 20 of the Lease is amended to insert the following at the end of the provision:

         "Notwithstanding the above, claims arising from the gross negligence or willful misconduct of or breach of this Lease by Landlord, its agents or employees shall be excluded from Tenant's indemnification of Landlord."

         P. Paragraph 23. Paragraph 23 of the Lease is amended as follows:

         (1) To increase the seven (7) day period to ten (10) days; and

         (2) To provide that upon written request of Tenant, Landlord shall provide a similar estoppel certificate to Tenant.

         Q. Paragraph 24. Paragraph 24 of the Lease is hereby amended to provide for notices to Assignee as follows: K&G Men's Center, Inc., 1225 Chattahoochee Avenue, Atlanta, Georgia 30318, Attn: Lease Administration, with copies to: K&G Men's Center, Inc., 40650 Encyclopedia Circle, Fremont, California 94538, attn:
Thomas L. Jennings.

         R. Paragraph 29. Paragraph 29 is inserted into the Lease, as follows:

         "29. Tenant Alterations. Tenant may make non-structural alterations to the Demised Premises without Landlord's consent. Any alterations to the Demised Premises which affect the structure of the Demised Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed."

         S. Paragraph 30. Paragraph 30 is inserted into the Lease, as follows:

         "30. Tenant Signage. Tenant may install the maximum size and number of signs on the Demised Premises allowed by local ordinance. Tenant shall first submit Tenant's sign plans to Landlord for approval, which approval shall not be unreasonably withheld or delayed."

         T. GENERAL. All other terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood




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and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

II. ASSIGNMENT AND ASSUMPTION OF LEASE.

         A. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Lease.

         B. Assignee hereby (a) accepts such assignment; and (b) assumes from Assignor and agrees to pay and perform, from and after the date hereof, as a direct obligation to Landlord, all of the obligations and liabilities of the Tenant under the Lease.

         C. Landlord hereby consents to such assignment and assumption of and amendment to Lease.

         D. The parties hereto agree that if Landlord now holds any sums of money to be applied on behalf of Assignor subject to the provisions of the Lease, Assignor hereby releases all claims to any such sums and agrees that such sums shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

         E. Assignee shall be entitled to exercise any option to extend the term of the Lease granted to Assignor in the Lease.

         F. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         G. This Agreement may be executed in any number of counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument.

         H. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia.

         I. If any party hereto commences any action or proceeding against any other party hereto arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover from the unsuccessful party or parties reasonable attorneys' fees and costs of suit.

LANDLORD

G&R, Inc.
a Georgia corporation


By: /s/ STEPHEN H. GREENSPAN
   -----------------------------
   Stephen H. Greenspan
   President



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ASSIGNOR                                    ASSIGNEE

MALG, Inc.                                  K&G Men's Center, Inc.
a Georgia corporation                       a Delaware corporation


By:  /s/ STEPHEN H. GREENSPAN               By:  /s/ BRADLEY M. BELL
     ---------------------------                 ---------------------------
     Stephen H. Greenspan                        Bradley M. Bell
     Vice President                              Vice President, Finance